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                                                                     Exhibit 3.A

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               THE NEW DIAL CORP.

     1. The name of the corporation (which is hereinafter referred to as the Corporation) is "The New Dial Corp."

     2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 16, 1991, under the name The New Dial Corp.

     3. This Restated Certificate of Incorporation has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by written consent of the sole stockholder of the Corporation in lieu of a meeting and vote and duly executed and acknowledged by the officers of the Corporation in accordance with the provisions of Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware and, upon filing with the Secretary of State in accordance with Section 103 shall thenceforth supercede the original Certificate of Incorporation and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

     4. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:


ARTICLE I

     The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                        The New Dial Corp.


ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


ARTICLE III

     The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "GCL").

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ARTICLE IV

     (A) Authorized Stock. The total number of shares of stock which the Corporation shall have authority to issue is 207,442,352, consisting of (i) Two Hundred Million (200,000,000) shares of Common Stock, par value $1.50 per share (hereinafter referred to as "Common Stock"), (ii) Four Hundred Forty-Two Thousand Three Hundred Fifty-Two (442,352) shares of Series $4.75 Preferred Stock, without par value but with a stated value of One Hundred Dollars ($100) per share (hereinafter referred to as "$4.75 Preferred Stock"), (iii) Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share (hereinafter referred to as "Preferred Stock") and (iv) Two Million (2,000,000) shares of Junior Participating Preferred Stock, par value $.01 per share (hereinafter referred to as "Junior Preferred Stock").

     (B) $4.75 Preferred Stock. The qualifications, limitations or restrictions of the $4.75 Preferred Stock shall be as follows:

       (i) The holders of the $4.75 Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available for dividends, cumulative dividends in cash, payable on January 15, April 15, July 15, and October 15 in each year, beginning in the year 1992, at the annual rate of $4.75 per share, and no more, with the first payment to accrue from January 15, 1992 and be made on April 15, 1992.

       (ii) In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the $4.75 Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders an amount equal to $100 per share if such liquidation, dissolution or winding up be involuntary or, if such liquidation, dissolution or winding up be voluntary, an amount equal to $101 per share, plus, in each case, a further amount equal to all unpaid cumulative dividends on the $4.75 Preferred Stock accrued to the date when such payment shall be made available to the holders thereof, before any distribution of assets shall be made to the holders of the Common Stock or other shares ranking junior to the $4.75 Preferred Stock with respect to liquidation rights. After such amounts shall have been paid or irrevocably set aside for payment in full to the holders of the $4.75 Preferred Stock, they shall be entitled to no further payment or distribution other than from any such fund irrevocably set aside. If, upon such liquidation, dissolution or winding up, the assets thus distributable to the holders of the $4.75 Preferred Stock shall be insufficient to permit the payment to such holders of the preferential amounts aforesaid, then such assets shall be distributed ratably among the holders of the $4.75 Preferred Stock according to the number of shares held by each.

      The liquidation, dissolution or winding up of the Corporation, as such terms are used in the foregoing paragraph, shall not be deemed to include any consolidation or merger of the corporation with or into any one or more other corporations, or the sale of all or any of the assets of the Corporation.

      (iii) The $4.75 Preferred Stock may be redeemed at any time, or from time to time, in whole or in part, at the option of the Corporation, expressed by resolution of the Board of Directors. The redemption price per share of the $4.75 Preferred Stock shall be $101, plus an

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amount equal to all unpaid cumulative dividends accrued on the shares to be redeemed to the date fixed for redemption.

     Notice of every such redemption shall be given at least thirty days prior to the date fixed for such redemption to the holders of record of the shares so to be redeemed, and shall be sufficiently given if the Corporation shall cause a copy thereof to be mailed to such holders of record at their respective addresses as shown by the books of the Corporation by first class mail, postage prepaid; provided, however, that the failure to mail such notice to one or more of such holders shall not affect the validity of such redemption as to the other such holders.

     In case of redemption of a part only of the $4.75 Preferred Stock at the time outstanding, the Corporation shall select by lot the shares so to be redeemed. The Board of Directors shall have full power and authority to prescribe the manner in which the selection by lot shall be conducted and, subject to the limitations and provisions herein contained, the terms and conditions upon which the $4.75 Preferred Stock shall be redeemed from time to time.

     If such notice of redemption shall have been duly given, and if on or before the redemption date specified therein all funds necessary for such redemption shall be and continue to be available for payment on and after the redemption date upon surrender of the certificates for the shares so called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, the shares so called for redemption shall on and after such redemption date no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith on such redemption date terminate, except only the right of the holders of the certificates therefor, upon surrender thereof, to receive the amount payable on redemption thereof, without interest.

     If such notice of redemption shall have been duly given, or if the Corporation shall have granted to the bank or trust company, hereinafter referred to, irrevocable authorization promptly to give or complete such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited in trust for the pro rata benefit of the holders of the shares so called for redemption with a bank or trust company in good standing, designated in such notice, having capital, surplus and undivided profits aggregating at least $25,000,000 according to its then latest published statement of condition, then, notwithstanding that such deposit shall have been made less than thirty days after the notice of redemption, and that any certificates for shares so called for redemption shall not have been surrendered for cancellation, from and after such deposit (or from and after the redemption date if such notice of redemption shall fail to state that the holders of the shares so called for redemption may receive their redemption price at any time after such deposit) all shares of $4.75 Preferred Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith terminate, except only the right of the holders of the certificates therefor, upon surrender thereof, to receive the redemption price thereof out of the funds so deposited, without interest. Any funds so deposited, and unclaimed at the end of six years from the redemption date, shall be released or repaid to the Corporation, after which the certificate holders entitled thereto shall look only to the Corporation for payment thereof, without interest.

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     The shares of $4.75 Preferred Stock which shall have been redeemed as aforesaid shall be retired, and shall be returned to the status of authorized but unissued Series $4.75 Preferred Stock.

     (iv) So long as any shares of $4.75 Preferred Stock shall be outstanding, the Corporation (which for purposes of this subparagraph shall be deemed to include any predecessor issuer of $4.75 Preferred Stock which shall have merged into the Corporation) shall, on or before September 1 in each year, beginning in the year 1983, pay to a bank or trust company (hereinafter called the Sinking Fund Agent) appointed from time to time by the Corporation and being a bank or trust company meeting the requirements of paragraph (iii) above, as and for a sinking fund for the $4.75 Preferred Stock a sum sufficient for the redemption in such year, in accordance with the provisions of this paragraph (iv) of 6,000 shares of $4.75 Preferred Stock (hereinafter referred to as the sinking fund payment). As and for all or any part of any sinking fund payment, the Corporation may, on or before September 1 of each year, beginning in the year 1983, deliver to the Sinking Fund Agent certificates for $4.75 Preferred Stock (which shall be in canceled form) theretofore issued by the Corporation or any such predecessor by merger to the Corporation and which were repurchased by it or by such corporation merging into the Corporation or redeemed otherwise than through the operation of the sinking fund provided for in this paragraph (iv), and receive credit upon such sinking fund payment, with respect to a sum sufficient for the redemption, in accordance with the provisions of this paragraph (iv), of the number of shares of $4.75 Preferred Stock so delivered. Any moneys in the sinking fund for the $4.75 Preferred Stock on September 1 of any year shall be applied by the Sinking Fund Agent to the redemption on October 1 of such year of shares of $4.75 Preferred Stock at the sinking fund redemption price consisting of $100 per share plus an amount equal to all unpaid cumulative dividends accrued to the date fixed for redemption on each share so to be redeemed. Such redemption shall be effected by lot in such manner as the Sinking Fund Agent shall determine, and the Sinking Fund Agent is authorized to effect such redemption in the name of the Corporation in the manner and with the effect provided by paragraph (iii) above, except that the notice of redemption shall state that the shares are being redeemed for the sinking fund; provided, however, that if the amount of the sinking fund payment in any year shall be less than $25,000, such amount may, at the option of the Corporation, remain in the sinking fund and be applied as part of the next succeeding sinking fund payment. Shares of $4.75 Preferred Stock which shall be delivered to the Sinking Fund Agent by the Corporation as a credit upon a sinking fund payment or which shall be called for redemption through the operation of the sinking fund shall be retired, and, until all shares of Series $4.75 Preferred Stock outstanding at the time of such retirement have been redeemed or otherwise acquired by the Corporation, shall not be delivered for credit upon any sinking fund payment, and such shares shall be returned to the status of authorized but unissued Series $4.75 Preferred Stock.

     If any sinking fund payment would be required at a time when dividends upon the $4.75 Preferred Stock shall be in arrears, the Corporation shall not be required to make a sinking fund payment at that time, but shall nevertheless be considered, for the purposes hereof, to be in default with respect to its sinking fund obligations and shall be required to make such defaulted sinking fund payment at the earliest time thereafter when dividends upon the $4.75 Preferred Stock shall not be in arrears. Within forty days after the Corporation shall have made any such

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defaulted sinking fund payment, the Sinking Fund Agent shall apply the same to redemption of $4.75 Preferred Stock in the manner and at the price above in this paragraph (iv) provided.

     (v) So long as any shares of $4.75 Preferred Stock shall be outstanding, no dividends, other than dividends payable in junior shares, shall be paid or declared, nor shall any distribution be made, on any junior shares nor shall any junior shares be acquired for a consideration by the Corporation or by any subsidiary, unless:

       (a) Full cumulative dividends on the $4.75 Preferred Stock for all the then past and for the then current dividend periods shall have been paid, or declared and set apart for payment, except as otherwise provided in the last sentence of paragraph (i) above and

       (b) All sinking fund payments required by paragraph (iv) above to have been made shall have been made in full.

     (vi) So long as any shares of $4.75 Preferred Stock shall be outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the shares of $4.75 Preferred Stock at the time outstanding, given in person or by proxy, either at a special meeting called for the purpose or at any annual meeting of shareholders if appropriate notice of such proposed action is given, at which the $4.75 Preferred Stock shall vote separately as a single class, or, alternatively, without the written consent of the holders of all the shares of $4.75 Preferred Stock at the time outstanding:

       (a) Amend or repeal any provision of or add any provision to this Certificate of Incorporation, or take any other action, so as to alter materially any existing provision of the $4.75 Preferred Stock; or

       (b) Authorize, or increase, or issue, any class or series of any class of the shares of the Corporation ranking prior to the $4.75 Preferred Stock, or increase the authorized amount of the $4.75 Preferred Stock; provided, however, that no vote or consent of the holders of the $4.75 Preferred Stock shall be required to issue any shares, regardless of priority, for the purpose of redeeming or otherwise retiring the $4.75 Preferred Stock if, prior to or contemporaneously with the issuance thereof, provision has been made in accordance with the provisions of paragraph (iii) above for the redemption of all $4.75 Preferred Stock at the time outstanding; or

       (c) Sell, lease or convey all or substantially all the property or business of the Corporation, or voluntarily liquidate or dissolve the Corporation, or consolidate or merge the Corporation with or into any other corporation; provided, however, that no such vote or consent of the holders of the $4.75 Preferred Stock shall be required for a consolidation or merger of the Corporation if each holder of shares of $4.75 Preferred Stock immediately prior to such consolidation or merger shall, upon the occurrence thereof, possess the same or equivalent number of shares of the resulting corporation (which may be the Corporation or another corporation) having substantially the same terms and provisions as the shares of $4.75 Preferred Stock and the resulting corporation will have, immediately after such consolidation or merger, no other shares either authorized or outstanding ranking prior to or on a parity with such shares.

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     (vii) So long as any shares of $4.75 Preferred Stock shall be outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of $4.75 Preferred Stock at the time outstanding, given in person or by proxy, either at a special meeting called for the purpose or at any annual meeting of shareholders if appropriate notice of such proposed action is given, at which the $4.75 Preferred Stock shall vote separately as a single class, or, alternatively, without the written consent of the holders of all the shares of $4.75 Preferred Stock at the time outstanding, authorize, or increase, or issue, any class or series of any class of shares of the Corporation ranking on a parity with the $4.75 Preferred Stock; provided, however, that no vote or consent of the holders of the $4.75 Preferred Stock shall be required to issue any shares, regardless of parity, for the purpose of redeeming or otherwise retiring the $4.75 Preferred Stock, if prior to or contemporaneously with the issuance thereof, provision has been made in accordance with the provisions of paragraph (iii) above for the redemption of all the $4.75 Preferred Stock at the time outstanding.

      (viii) For the purposes hereof the term "ranking prior to" the $4.75 Preferred Stock shall have reference to a class or series of a class of shares which is preferential to the $4.75 Preferred Stock with respect of dividends or liquidation rights; the term "ranking on a parity with" the $4.75 Preferred Stock shall have reference to a class or series of a class of shares which is equal to the $4.75 Preferred Stock with respect to dividends or liquidation rights and the term "junior shares" shall mean the Common Stock and any other class or series of a class of shares of the Corporation not ranking prior to or on a parity with the $4.75 Preferred Stock.

      (ix) The holders of $4.75 Preferred Stock shall have no right to vote except as otherwise herein or by statute specifically provided.

      If and when the Corporation shall be in default in the payment in whole or in part, of each of six quarterly dividends (whether or not consecutive) accrued on the $4.75 Preferred Stock, whether or not earned or declared, the holders of the outstanding $4.75 Preferred Stock, voting separately as a single class, shall become entitled to elect two directors of the Corporation to serve in addition to the directors elected pursuant to Article VIII of this Certificate of Incorporation. Such right to elect additional directors may be exercised at any annual meeting of shareholders, or, within the limitations hereinafter provided, at a special meeting of shareholders held for such purpose. If such default shall occur more than ninety days preceding the date of the next annual meeting of shareholders as fixed by the Bylaws of the Corporation, then a special meeting of the holders of the $4.75 Preferred Stock shall be called by the Secretary of the Corporation upon the written request of the holders of not less than 10% of the $4.75 Preferred Stock then outstanding, such meeting to be held within sixty days after the delivery to the Secretary of such request. Such additional directors, whether elected at an annual or a special meeting, shall serve until the next annual meeting and until their successors shall be duly elected and qualified, unless their term shall sooner terminate pursuant to the provisions of this paragraph (ix). At any meeting for the purpose of electing such additional directors, the holders of 35% of the $4.75 Preferred Stock then outstanding shall constitute a quorum, and any such meeting shall be valid notwithstanding that a quorum of the outstanding shares of any other class or classes shall not be present or represented thereat. At the time of any such meeting at which a quorum shall be present, the number of directors constituting the whole Board of Directors shall be deemed to be increased by two. If a vacancy shall occur in the Board of Directors by reason

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of the death, resignation or inability to act of any such additional director, such vacancy shall be filled only by the vote of the holders of the $4.75 Preferred Stock, voting separately as a single class, at a special meeting of the holders of the $4.75 Preferred Stock requested, called and held in the same manner as the special meeting hereinabove referred to. If and when all dividends in default on the $4.75 Preferred Stock shall be paid or irrevocably set aside for payment, the right of the holders of the $4.75 Preferred Stock as a class to elect directors shall then cease, and if any directors were elected by the holders of the $4.75 Preferred Stock as a class, the term of such directors shall terminate, and the number of directors constituting the whole Board of Directors shall be reduced by the number of such additional directors. The above provisions for the vesting of such voting right in the holders of the $4.75 Preferred Stock as a class shall apply, however, in case of any subsequent default under this paragraph (ix).

     Except as may be required by law, the holders of $4.75 Preferred Stock shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote or consent.

     Except as in this Certificate of Incorporation or in a Preferred Stock Designation (as herein defined) or by statute specifically provided, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. The total number of directors may be increased without any vote or consent of the holders of $4.75 Preferred Stock.

     (x) No holder of $4.75 Preferred Stock, as such, shall have any preemptive right to subscribe to share obligations, warrants, rights to subscribe to shares or other securities of the Corporation of any kind or class, whether now or hereafter authorized.

     (xi) The $4.75 Preferred Stock shall rank prior to all other classes and/or series of stock of the Corporation, both as to payment of dividends and as to distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

   (C) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter, along with any similar designation relating to any other class of stock which may hereafter be authorized, referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (i) The designation of the series, which may be by distinguishing number, letter or title.

     (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

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     (iii) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

     (iv) Dates at which dividends, if any, shall be payable.

     (v) The redemption rights and price or prices, if any, for shares of the series.

     (vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

     (vii) The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

     (viii) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

     (ix) Restrictions on the issuance of shares of the same series or of any other class or series.

     (x) The voting rights, if any, of the holders of shares of the series.

    All shares of any series of Preferred Stock shall be subordinate to the $4.75 Preferred Stock, with respect to the payment of dividends as well as the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

    (D) Junior Preferred Stock. The qualifications, limitations or restrictions of the Junior Preferred Stock shall be as follows:

     Section 1. Amount. The number of shares constituting the Junior Preferred Stock shall be as set forth in paragraph (A) of this Article IV.

     Section 2. Dividends and Distributions.

       (a) Subject to the rights of the holders of any shares of $4.75 Preferred Stock or any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) The Corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

   Section 3. Voting Rights. The holders of shares of Junior Preferred Stock shall have the following voting rights:

     (a) Subject to the provision for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Except as provided in this Certificate of Incorporation, in any Preferred Stock Designation or in any certificate of designations creating any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (c) Except as set forth herein, or as otherwise provided by law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

   Section 4. Certain Restrictions.

     (a) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

       (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

       (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

       (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

       (iv) redeem or purchase or otherwise acquire for consideration any shares of Junior Preferred Stock or any shares of stock ranking on a parity with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

   Section 5. Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Junior Preferred Stock and may be reissued as part of a new series of Junior Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in any Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

   Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Junior Preferred Stock shall not be redeemable.

     Section 9. Rank. The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, junior to the $4.75 Preferred Stock and to all series of the Corporation's Preferred Stock.

     Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior Preferred Stock, voting together as a single class.

     (E) Common Stock. The Common Stock shall be subject to the express terms of the $4.75 Preferred Stock, the Junior Preferred Stock and the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

     (F) Vote. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, or as may be required by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of $4.75 Preferred Stock, Junior Preferred Stock and Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

     (G) Record Holders. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

     The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

     (A) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

     (B) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

     (C) Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

     (D) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

     (E) Provisions which permit the Corporation to redeem or exchange such rights.

     (F) The appointment of a rights agent with respect to such rights.

ARTICLE VI

     (A) In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

       (i) to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto, provided further that in the case of amendments by stockholders, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of the Bylaws; and

       (ii) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

     (B) The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with subparagraph (i) of paragraph (A) of this Article VI. For the purposes of this Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE VII

     Subject to the rights of the holders of $4.75 Preferred Stock, any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation, to elect additional directors under specific circumstances, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VII.

ARTICLE VIII

     (A) Subject to the rights of the holders of $4.75 Preferred Stock, any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation, to elect additional directors under specific circumstances, the number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws.

     (B) Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     (C) The directors, other than those who may be elected by the holders of the $4.75 Preferred Stock, any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1992, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1993, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1994. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     (D) Subject to the rights of the holders of $4.75 Preferred Stock, any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation, to elect additional directors under specific circumstances, any director may be removed from office at any time, but only for cause only by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class.

     (E) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VIII.

ARTICLE IX

     Section 1. Vote Required for Certain Business Combinations.

     (A) Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this Article IX:

       (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined), or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

       (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, including all Affiliates of the Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more; or

       (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder, including all Affiliates of the Interested Stockholder, in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

       (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliates of an Interested Stockholder; or

       (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not an Interested Stockholder is a party thereto) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which are directly or indirectly owned by any Interested Stockholder or one or more Affiliates of the Interested Stockholder; shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding Voting Stock, voting together as a single class, including the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding Voting Stock not owned directly or indirectly by any Interested Stockholder or any Affiliate of any Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be permitted, by law or in any agreement with any national securities exchange or otherwise.

     (B) Definition of "Business Combination." The term "Business Combination" as used in this Article IX shall mean any transaction described in any one or more of clauses (i) through (v) of paragraph (A) of this Section 1.

     Section 2. When Higher Vote is Not Required. The provisions of Section 1 of this Article IX shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law or any other provision of this Certificate of Incorporation, if the conditions specified in either of the following paragraphs (A) or (B) are met:

     (A) Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

     (B) Price and Procedure Requirements. All of the following conditions shall have been met:

       (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash, to be received per share by holders of Common Stock in such Business Combination, shall be at least equal to the highest of the following:

           (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of

Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of such Business Combination (the "Announcement Date"), or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

           (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; and

           (c) (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to paragraph (B)(i)(b) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of Common Stock.

       (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class, other than Common Stock or Excluded Preferred Stock, of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (B)(ii) shall be required to be met with respect to every such class of outstanding Voting Stock whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

           (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date, or
(2) in the transaction in which it became an Interested Stockholder, whichever is higher;

           (b) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

           (c) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

           (d) (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph
(B)(ii)(c) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.

       (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock and other than Excluded Preferred Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

       (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock, except as approved by a majority of the Continuing Directors;
(b) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (c) there shall have been an increase in the annual rate of dividends as necessary fully to reflect any recapitalization (including any reverse stock split), reorganization or any similar reorganization which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (d) such Interested Stockholder shall not have become the Beneficial Owner of any additional Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

       (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

       (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be marked pursuant to such Act or subsequent provisions).

     Section 3. Certain Definitions. For purposes of this Article IX:

     (A) "Person" shall mean any individual, firm, corporation or other entity.

     (B) "Interested Stockholder" shall mean any Person (other than the Corporation or any Subsidiary) who or which:

       (i) itself, or along with its Affiliates, is the Beneficial Owner, directly or indirectly, of more than 10% of the then outstanding Voting Stock; or

       (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was itself, or along with its Affiliates, the Beneficial Owner, directly or indirectly, of 10% or more of the then outstanding Voting Stock; or

       (iii) is an assignee of or has otherwise succeeded to any Voting Stock which was at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     (C) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as in effect on February 1, 1992. In addition, a Person shall be the "Beneficial Owner" of any Voting Stock which such Person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the Beneficial Owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner).

     (D) For the purpose of determining whether a Person is an Interested Stockholder pursuant to paragraph (B) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (C) of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

     (E) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 1, 1992.

     (F) "Subsidiary" shall mean any corporation of which a majority of any share of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (B) of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each share of equity security is owned, directly or indirectly, by the Corporation.

     (G) "Continuing Director" shall mean any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Continuing Directors then on the Board.

     (H) "Fair Market Value" shall mean (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use in its stead, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in accordance with Section 4 of this Article IX; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in accordance with Section 4 of this Article IX.

     (I) In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in paragraphs
(B)(i) and (ii) of Section 2 of this Article IX shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

     (J) "Excluded Preferred Stock" means any series of Preferred Stock with respect to which a majority of the Continuing Directors have approved a Preferred Stock Designation creating such series that expressly provides that the provisions of this Article IX shall not apply.

     Section 4. The Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article IX, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article IX, including, without limitation (i) whether a Person is an Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any Person, (iii) whether a Person is an Affiliate or Associate of another, (iv) whether the applicable conditions set forth in paragraph (B) of Section 2 of this Article IX have been met with respect to any Business Combination, (v) the Fair Market Value of stock or other property in accordance with paragraph (H) of Section 3 of this Article IX, and
(vi) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more.

     Section 5. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article IX shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     Section 6. Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be permitted by law, this Certificate of Incorporation or the Bylaws of the

Corporation), but in addition to any affirmative vote of the holders of any particular class of the Voting Stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of 66 2/3% of the voting power of the shares of the then outstanding Voting Stock voting together as a single class, including the affirmative vote of the holders of 66 2/3% of the voting power of the then outstanding Voting Stock not owned directly or indirectly by any Interested Stockholder or any Affiliate of any Interested Stockholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article IX of this Certificate of Incorporation.

ARTICLE X

     Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the Bylaws of the Corporation, to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article X. Any amendment or repeal of this Article X shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE XI

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article XI shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE XII

     Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any

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other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XII; provided, however, that any amendment or repeal of Article X or Article XI of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law; and provided further that paragraph (D) of Article IV hereof shall not be amended after the issuance of any shares of Junior Preferred Stock, except in accordance with the terms of such paragraph (D) and the requirements of applicable law.

     IN WITNESS WHEREOF, said The New Dial Corp. has caused this Restated Certificate of Incorporation to be signed by its President and attested by its Secretary and has caused its corporate seal to be affixed, this 24th day of February, 1992.

         THE NEW DIAL CORP.

         By: /s/ John W. Teets
             President

Attest: /s/ F.G. Emerson
        Secretary

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                              CERTIFICATE OF MERGER
                                       OF
                                  THE DIAL CORP
                                      INTO
                               THE NEW DIAL CORP.

   (Under Section 252 of The General Corporation Law of the State of Delaware)

The New Dial Corp., a corporation organized and existing under and by virtue of the laws of the State of Delaware,

DOES HEREBY CERTIFY THAT:

     1. The name and state of incorporation of each of the constituent corporations are:

          (a)  The Dial Corp, an Arizona corporation; and

          (b)  The New Dial Corp., a Delaware corporation.

     2. An agreement of merger has been approved, adopted, certified, executed and acknowledged by The Dial Corp and by The New Dial Corp. in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

     3.   The name of the surviving corporation of the merger is The New Dial
Corp.

     4. The certificate of incorporation of The New Dial Corp. shall be the certificate of incorporation of the surviving corporation, except that at the effective time of the merger Article I of the certificate of incorporation of The New Dial Corp. shall be amended to read in its entirety as follows:

        I. The name of the Corporation is The Dial Corp.

     5.   The surviving corporation is a corporation of the State of Delaware.

     6. The executed agreement of merger is on file at the principal place of business of The New Dial Corp. at 1850 North Central Avenue, Phoenix, Arizona 85077.

     7. A copy of the agreement of merger will be furnished by The New Dial Corp., on request and without cost, to any stockholder of The Dial Corp or The New Dial Corp.

     8. The authorized capital stock of The Dial Corp is 100,000,000 shares of common stock, par value $1.50 per share, 5,000,000 shares of preference stock, without par value, of which 442,352 shares have been designated Series $4.75 Preferred Stock and 600,000 shares have been

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designated Junior Participating Preference Stock, and 5,000,000 shares of second preference stock, without par value.

     IN WITNESS WHEREOF, The New Dial Corp. has caused this certificate to be executed by Richard C. Stephan, its Vice President, and attested by F. G. Emerson, its Secretary, on this 3rd day of March, 1992.

                                                      THE NEW DIAL CORP.

                                                      By: /s/ Richard C. Stephan
                                                          ----------------------
                                                          Vice President

ATTEST:

By: s/  F. G. Emerson
    -----------------
    Secretary

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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                    LEN INC.

                                      INTO

                                  THE DIAL CORP


     The Dial Corp, a corporation organized and existing under the laws of the State of Delaware, pursuant to Sections 103 and 253 of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That The Dial Corp (hereinafter the "Corporation") was incorporated on December 16, 1991 under the name "The New Dial Corp." pursuant to the General Corporation Law of the State of Delaware, the provisions of which permit the merger of a subsidiary corporation organized and existing under the laws of said State into a parent corporation organized and existing under the laws of said State.

     SECOND: That this Corporation owns one hundred percent (100%) of the outstanding shares of stock of LEN Inc. (hereinafter "LEN"), a corporation incorporated on the 7th day of May, 1996 pursuant to the General Corporation Law of the State of Delaware.

     THIRD: Effective as of August 15, 1996, the Corporation has distributed all of the outstanding capital stock of The Dial Corporation, a wholly owned subsidiary of the Corporation, to the stockholders of the Corporation.

     FOURTH: That this Corporation, by the following resolution of its Board of Directors, duly adopted by the Board at a meeting on the 30th day of May, 1996, determined to and does hereby merge LEN into itself:

     RESOLVED, that conditioned upon effectiveness of the distribution of all of the outstanding capital stock of The Dial Corporation, a wholly owned subsidiary of the Corporation, to the stockholders of the Corporation, the Board of Directors approves the merger of LEN Inc., a wholly owned subsidiary of this Corporation, with and into this Corporation, in which this Corporation will be the surviving corporation and will assume all of the rights and obligations of LEN Inc. in accordance with Section 253 of the Delaware General Corporation law (the "DGCL") and pursuant to which the name of this Corporation shall be changed to Viad Corp, and approves and adopts such merger; and that the officers of the Corporation, and each of them, are authorized to execute and file a certificate of ownership and merger in accordance with Section 253 of the DGCL.

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     IN WITNESS WHEREOF, said The Dial Corp has caused this Certificate to be signed by Peter J. Novak, its Vice President - General Counsel this 15th day of August, 1996.

                                              THE DIAL CORP

                                              By: /s/  Peter J. Novak
                                                  --------------------------
                                                  Vice President-General Counsel

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                  OF VIAD CORP

          Viad Corp (the "Corporation"), a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

          FIRST: That, in accordance with the provisions of Sections 141 and 242 of the DGCL, the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Restated Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for their consideration thereof. The resolution setting forth the proposed amendment is as follows:

      RESOLVED, that, in order to effect a reverse split of the Corporation's common stock, the Board of Directors declares that it is advisable to amend
Article IV of the Restated Certificate of Incorporation of the Corporation, upon approval by the requisite vote of the holders of the common stock of the Corporation, by adding the following at the end of Paragraph A of Article IV:

          Without regard to any other provision of the Restated Certificate of Incorporation of the Corporation, as the same may be amended from time to time, effective as of 12:01 a.m. New York City time, on July 1, 2004 (the "Effective Time"), each four (4) shares of common stock, par value one dollar and fifty cents ($1.50) per share (the "Old Common Stock"), of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Time, shall, automatically and without any action on the part of the respective holders thereof, be reclassified, combined and converted into one (1) share of common stock, par value one dollar and fifty cents ($1.50) per share (the "New Common Stock"), of the Corporation.

          Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, each holder of record of Old Common Stock that would otherwise be entitled to receive a fractional share of New Common Stock would be entitled, upon surrender of certificates representing such shares, to cash payments in lieu of the fractional shares to which the stockholders would otherwise be entitled. The cash payments for the fractional shares shall be the proportionate portions of the net proceeds from the sale of aggregated fractional Viad shares on behalf of all holders of such fractional shares. The ownership of a fractional interest shall not give the holder any voting dividend or other rights, except for the right to receive cash payment. Whether or not the reverse stock split provided above would result in fractional shares for a holder of record shall be determined on the

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          basis of the total number of shares of Old Common Stock held by such holder of record at the time the reverse stock split occurs.

          Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall be entitled to receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph. The New Common Stock issued in this exchange shall have the same rights, preferences and privileges as the Common Stock (as defined above).

          SECOND: That the Amendment was submitted for stockholder approval and that at the annual meeting of stockholders of the Corporation held on May 11, 2004, a majority of the outstanding stock of the Corporation entitled to vote as a class voted to approve the foregoing amendment in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation and the DGCL.

          THIRD: That the Amendment was duly approved and adopted in accordance with the applicable provisions of Section 242 of the DGCL.

          FOURTH: That the Amendment shall be effective as of 12:01 a.m. New York City time on July 1, 2004.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Robert H. Bohannon, its Chairman and Chief Executive Officer dated as of this 30th day of June, 2004.

                                       VIAD CORP

                                       /s/ Robert H. Bohannon
                                       -----------------------------------------
                                       Name:  Robert H. Bohannon
                                       Title: Chairman & Chief Executive Officer